                                                                    Exhibit 3.2


                                 AMENDMENT NO. 1
                                     to the
                 SECOND AMENDED AND RESTATED OPERATING AGREEMENT
                                       of
                           CHEROKEE INTERNATIONAL, LLC


     This Amendment No. 1 (this "Amendment") to the Second Amended and Restated Operating Agreement, dated as of April 30, 1999 (the "Agreement"), of Cherokee International, LLC, a California limited liability company (the "Company"), is made and entered into as of June 28, 1999 among the Company and such members of the Company as are party to this Amendment.

     WHEREAS, the Management Committee of the Company has approved a 75-for-1 split of the outstanding Class A and Class B Units, from 4,000 to 300,000 and from 396,000 to 29,700,000, respectively; and

     WHEREAS, the members of the Company desire to make certain other changes to the Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements and promises herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

     SECTION 1. DEFINITIONS: REFERENCES. Unless otherwise specifically defined herein, each term used herein that is defined in the Agreement shall have the mean ing assigned to such term in the Agreement. Each reference to "hereof," "hereun der," herein" and "hereby" and other similar reference contained in the Agreement shall from and after the date of this Amendment refer to the Agreement as amended hereby.

     SECTION 2. EFFECTIVENESS OF AMENDMENTS. This Amendment shall become effective and the Agreement shall be amended as provided herein as of June 28, 1999.

     SECTION 3. AMENDMENT OF SECTION 1.1. The definition of "Existing Member" in
Section 1.1 of the Agreement is amended to read in its entirety as follows:

     "Existing Member" means the Persons identified in the recitals hereto, and shall also include such additional Members as shall be set forth in any subscription agreement between the Company and the Member.

     SECTION 4. AMENDMENT OF SECTION 3.1. Section 3.1 of the Agreement is amended to delete the word "initial" from the heading and the first sentence.

     SECTION 5. AMENDMENT OF SECTION 4.1. Section 4.1 of the Agreement is amended to read in its entirety as follows:

                          4.1 CAPITAL CONTRIBUTIONS.

     4.1 Concurrently with the execution of this Agreement, (i) each Member's Capital Account shall be in the amount shown opposite such Mem ber's name on APPENDIX A attached hereto, (ii) each Existing Member shall surrender to the Company for cancellation certificates representing the Units of each class held by such Member and (iii) the Company shall issue each Member the number and class of Units set forth opposite such Member's name on APPENDIX A attached hereto. Such issuance by the Company shall be reflected by an appropriate entry on the Company's books and records. The Company shall issue a total of 4,000 Class A Units and 396,000 Class B Units upon the execution of this Agreement. In addition, on June 28, 1999, the Company shall issue to each Member 74 Class A Units for each Class A Unit held by such Member and 74 Class B Units for each Class B Unit held by such Member. All Capital Contributions by the Members made after the date hereof shall be paid in cash, by certified check or wire transfer of immediately available funds to a bank or custodial account established for the Company by the Management Committee, or, if approved by the Management Committee, in other property with a net fair market value established by the Management Committee, and shall be reflected by an appropriate entry on the Company's books and records and on APPENDIX A attached hereto. Notwithstanding the foregoing, all Capital Contri butions made as a result of the exercise of an Option shall be in accordance with the terms of the applicable Employee Plan.

     SECTION 6. DELETION OF SECTION 6.6. Section 6.6 of the Agreement is deleted in its entirety.

     SECTION 7. AMENDMENT OF APPENDIX A. Appendix A to the Agreement is amended to read in its entirety as follows:

                                   APPENDIX A


Member Name                             Class A Units     Class B Units   Percentage       Capital            Capital
and Address                                                               Interest         Contribution       Account**

Cherokee Investor Partners, LLC           180,000          17,820,000         60.00%            --
c/o GFI Energy Ventures LLC
11611 San Vicente Blvd., Ste. 710
Los Angeles, CA 90049

Ganpat I. Patel and Manju G. Patel,        90,000           2,160,000          7.50%            --
Trustees of the Patel Family Trust
dated July 17, 1987*

Rita Patel, Trustee of the Ganpat             0             1,125,000          3.75%            --
Patel 1997 Irrevocable Trust I
dated November 3, 1997*

Rita Patel, Trustee of the Ganpat             0             1,125,000          3.75%            --
Patel 1997 Irrevocable Trust II
date November 3, 1997*

Rita Patel, Trustee of the Ganpat             0             1,125,000          3.75%            --
Patel 1997 Irrevocable Trust III
dated November 3, 1997*

Rita Patel, Trustee of the Manju              0             1,125,000          3.75%            --
Patel
1997 Irrevocable Trust I
dated November 3, 1997*

Rita Patel, Trustee of the Manju              0             1,125,000          3.75%            --
Patel
1997 Irrevocable Trust II
dated November 3, 1997*

Rita Patel, Trustee of the Manju              0             1,125,000          3.75%            --
Patel
1997 Irrevocable Trust III
dated November 3, 1997*

Bikor Corporation*                         30,000           2,970,000         10.00%            --

         Totals:                          300,000          29,700,000           100%


--------------------
* c/o Cherokee International, LLC, 2841Dow Avenue, Tustin, CA 92780 ** Capital Accounts to be determined.

     SECTION 8. EFFECTIVENESS OF THE AGREEMENT. Except as amended hereby, the Agreement shall continue in full force and effect.

     SECTION 9. INCORPORATION OF TERMS. This Amendment shall be governed by and construed in accordance with Article XIII of the Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                                        MEMBER:

                                        CHEROKEE INVESTOR PARTNERS, LLC

                                        By:  /s/ IAN SHAPIRO
                                           ----------------------------
                                        Its: President
                                            ---------------------------

                                        MEMBER:

                                        By:  /s/ GANPAT PATEL
                                           ----------------------------
                                           GANPAT PATEL, AS TRUSTEE OF THE
                                           PATEL FAMILY TRUST, DATED JULY 17,
                                           1987

                                        MEMBER:

                                        By:  /s/ MANJU PATEL
                                           ----------------------------
                                           MANJU PATEL, AS TRUSTEE OF
                                           THE PATEL FAMILY TRUST, DATED
                                           JULY 17, 1987

                                        MEMBER:

                                        By:   /s/ RITA PATEL
                                           ----------------------------
                                           RITA PATEL, AS TRUSTEE OF THE
                                           GANPAT PATEL 1997 IRREVOCABLE
                                           TRUST I, DATED NOVEMBER 3, 1997

                                        MEMBER:

                                        By:   /s/ RITA PATEL
                                           --------------------------------
                                           RITA PATEL, AS TRUSTEE OF THE
                                           GANPAT PATEL 1997 IRREVOCABLE
                                           TRUST II, DATED NOVEMBER 3, 1997

                                        MEMBER:

                                        By:   /s/ RITA PATEL
                                           ----------------------------
                                           RITA PATEL, AS TRUSTEE OF THE
                                           GANPAT PATEL 1997 IRREVOCABLE
                                           TRUST III, DATED NOVEMBER 3, 1997

                                        MEMBER:

                                        By:   /s/ RITA PATEL
                                           ----------------------------
                                           RITA PATEL, AS TRUSTEE OF THE
                                           MANJU PATEL 1997 IRREVOCABLE
                                           TRUST I, DATED NOVEMBER 3, 1997

                                        MEMBER:

                                        By:   /s/ RITA PATEL
                                           -------------------------------
                                           RITA PATEL, AS TRUSTEE OF THE
                                           MANJU PATEL 1997 IRREVOCABLE
                                           TRUST II, DATED NOVEMBER 3, 1997

                                        MEMBER:

                                        By:   /s/ RITA PATEL
                                           ---------------------------------
                                           RITA PATEL, AS TRUSTEE OF THE
                                           MANJU PATEL 1997 IRREVOCABLE
                                           TRUST III, DATED NOVEMBER 3, 1997

                                        MEMBER:

                                        BIKOR CORPORATION

                                        By:    /s/ BAHECHAR S. PATEL
                                           ----------------------------
                                        Its:   President
                                            ---------------------------